                                                                    EXHIBIT 4(e)

                           FIRST ALBANY COMPANIES INC.

                           DEFERRED COMPENSATION PLAN

                                   (NON-ERISA)



                            EFFECTIVE JANUARY 1, 2002


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                                TABLE OF CONTENTS

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                                                                              Page
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Article 1

      Definitions...........................................................    1


Article 2

      Eligibility, Selection, Enrollment....................................    7
      2.01   Eligibility; Selection by Committee............................    7
      2.02   Enrollment Requirements........................................    8
      2.03  Commencement of Participation...................................    8
      2.04  Subsequent Elections............................................    8
      2.05  Termination of Participation and/or Deferrals...................    8
Article 3

      Participant Deferrals, Commitments,
         Company Match, Investment Adjustments, Taxes and Vesting ..........    9
      3.01  Participant Deferrals...........................................    9
            (a)   Deferral Election.........................................    9
            (b)   Minimum Deferral..........................................    9
                  (i)   Minimum.............................................    9
                  (ii)  Short Plan Year.....................................   10
            (c)   Maximum Deferral..........................................   10
            (d)   Deferral Designations.....................................   10
                  (i)   Base Annual Salary..................................   10
                  (ii)  Bonus Amounts.......................................   10
                  (iii) Commission Payouts. ................................   10
      3.02  Annual Company Match............................................   11
      3.03  Annual Discretionary Allocation.................................   11
      3.04  Selection of Investment Benchmarks..............................   11
      3.05  Adjustment of Plan Accounts.....................................   12
      3.06  FICA and Other Taxes............................................   12
            (a)   Annual Deferral Amounts...................................   12
            (b)   Distributions.............................................   13
      [3.07 Vesting.........................................................   13
            (a)   Forfeiture of Unvested Amounts............................   13
            (b)   Vesting of Amounts........................................   13
            (c)   Vesting After Covered Termination.........................   13
            (d)   Vesting Upon Plan Termination.............................   14


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
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            (e)   Acceleration of Vesting by Committee......................   14


Article 4

      Suspension of Deferrals...............................................   14
      4.01  Unforeseeable Financial Emergencies.............................   14
      4.02  Disability......................................................   14
      4.03  Resumption of Deferrals.........................................   14


Article 5

      Distribution of Plan Accounts.........................................   14
      5.01  Distribution Elections..........................................   14
            (a)   Initial Elections.........................................   14
            (b)   Subsequent Elections......................................   15
      5.02  Withdrawal in the Event of an Unforeseeable Financial Emergency.   15
      5.03  Distribution Restrictions.......................................   16
            (a)   Restricted Investment Benchmarks..........................   16
            (b)   Subordinated Amounts......................................   16
      5.04  Valuation of Plan Accounts Pending Distribution.................   16
      5.05  Form of Payment.................................................   16


Article 6

      Survivor Benefit......................................................   16
      6.01  Survivor Benefit................................................   17
      6.02  Payment of Survivor Benefit.....................................   17


Article 7

      Disability Benefit....................................................   17
      7.01  Disability Benefit..............................................   17


Article 8

      Beneficiary Designation...............................................   17
      8.01  Beneficiary.....................................................   17
      8.02  Beneficiary Designation; Change; Spousal Consent................   17
      8.03  Acknowledgment..................................................   18
      8.04  No Beneficiary Designation......................................   18
      8.05  Doubt as to Beneficiary.........................................   18
      8.06  Discharge of Obligations........................................   18


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                                       2

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Article 9

      Leave of Absence......................................................   18
      9.01  Paid Leave of Absence...........................................   18
      9.02  Unpaid Leave of Absence.........................................   18


Article 10

      Termination, Amendment or Modification................................   19
      10.01 Termination ....................................................   19
      10.02 Amendment ......................................................   19
      10.03 Effect of Payment ..............................................   19


Article 11

      Administration........................................................   20
      11.01 Committee Duties ...............................................   20
      11.02 Agents .........................................................   20
      11.03 Binding Effect of Decisions ....................................   20
      11.04 Indemnity of Committee .........................................   20
      11.05 Employer Information. ..........................................   20


Article 12

      Other Benefits and Agreements.........................................   21


Article 13

      Claims Procedures.....................................................   21
      13.01 Presentation of Claim ..........................................   21
      13.02 Notification of Decision .......................................   21
      13.03 Review of a Denied Claim .......................................   22
      13.04 Decision on Review .............................................   22
      13.05 Arbitration ....................................................   22


Article 14

      Trust.................................................................   23
      14.01 Establishment of the Trust .....................................   23
      14.02 Interrelationship of the Plan and the Trust ....................   23
      14.03 Distributions From the Trust. ..................................   23


                                      3
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
Article 15

      Miscellaneous ........................................................   23
      15.01 Status of Plan .................................................   23
      15.02 Unsecured General Creditor .....................................   23
      15.03 Employer's Liability ...........................................   24
      15.04 Nonassignability ...............................................   24
      15.05 Not a Contract of Employment ...................................   24
      15.06 Furnishing Information .........................................   24
      15.07 Terms ..........................................................   24
      15.08 Captions .......................................................   24
      15.09 Governing Law ..................................................   24
      15.10 Notice .........................................................   25
      15.11 Successors .....................................................   25
      15.12 Spouse's Interest ..............................................   25
      15.13 Validity .......................................................   25
      15.14 Incompetent ....................................................   25
      15.15 Distribution in the Event of Taxation. .........................   25
      15.16 Insurance ......................................................   26
      15.17 Legal Fees To Enforce Rights After Change in Control. ..........   26

                           FIRST ALBANY COMPANIES INC.
                           DEFERRED COMPENSATION PLAN
                                   (NON-ERISA)


                            Effective January 1, 2002


                                     PURPOSE

            The purpose of this Plan is to provide eligible Employees the opportunity to defer receipt of a portion of their salary, bonuses and commissions in order to defer taxes on such compensation and save for planned events during employment, and to provide incentives, in the form of Matching Contributions, for such Employees to remain in the employ of the Company during periods of deferral. This Plan is not intended to provide a source of retirement income to Employees. This Plan shall be unfunded for tax purposes and is exempt from ERISA.

                                    Article 1

                                   Definitions

            For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings indicated:

1.1 "Aggregate Vested Balance" or "Aggregate Vested Benefit" shall mean, with respect to the Plan Accounts of any Participant as of a given date, the sum of the amounts that have become vested under all of the Participant's Plan Accounts, as adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions, in accordance with Article 3 of the Plan and the provisions of the applicable Enrollment Forms.

1.2 "Amended Annual Election Form" shall mean the Amended Annual Election Form required by the Committee to be signed and submitted by a Participant to effect a permitted change in the elections previously made by the Participant under any Annual Election Form.

1.3 "Amended Distribution Election Form" shall mean the Amended Distribution Election Form required by the Committee to be signed and submitted by a Participant to effect a permitted change in the Distribution Election previously made by the Participant under any Distribution Election Form.

1.4 "Annual Company Match" shall mean the aggregate amount credited by the Company to a Participant in respect of a particular Plan Year under
        Section 3.02.

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1.5     "Annual Company Match Account" shall mean a Participant's Annual Company
        Match for a Plan Year, as adjusted to reflect all applicable Investment Adjustments and all prior distributions and withdrawals.

1.6 "Annual Deferral Account" shall mean a Participant's Annual Participant Deferral for a Plan Year, as adjusted to reflect all applicable Investment Adjustments and all prior distributions and withdrawals.

1.7 "Annual Deferral Agreement" shall mean the Annual Deferral Agreement required by the Committee to be signed and submitted by a Participant in connection with the Participant's deferral election with respect to a given Plan Year.

1.8 "Annual Discretionary Allocation" shall mean the aggregate amount credited by the Company to a Participant in respect of a particular Plan Year under Section 3.03.

1.9 "Annual Discretionary Allocation Account" shall mean a Participant's Annual Discretionary Allocation for a Plan Year, as adjusted to reflect all applicable Investment Adjustments and all prior distributions and withdrawals.

1.10 "Annual Election Form" shall mean the Annual Election Form required by the Committee to be signed and submitted by a Participant in connection with the Participant's deferral election with respect to a given Plan Year.

1.11 "Annual Participant Deferral" shall mean the aggregate amount deferred by a Participant in respect of a particular Plan Year under Section 3.01.

1.12 "Base Annual Salary" shall mean the annual base salary payable to a Participant by an Employer in cash in respect of services rendered during a Plan Year, including any Elective Deductions, but excluding Bonus Amounts, Commission Payouts or other additional incentives or awards payable to the Participant.

1.13 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive a Participant's Aggregate Account Balance under this Plan in the event of the Participant's death.

1.14 "Beneficiary Designation Form" shall mean the Beneficiary Designation Form or Amended Beneficiary Designation Form last signed and submitted by a Participant and accepted by the Committee.

1.15    "Board" shall mean the board of directors of the Company.

1.16 "Bonus Amounts" shall mean Discretionary Bonus Amounts and Guaranteed Bonus Amounts.

1.17 "Change in Control" shall mean the earliest to occur of the following events:

        (a) The consummation of any transaction or series of transactions as a result of which any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than an "Excluded Person" (as hereinafter defined) has or obtains ownership or control, directly or indirectly, of fifty percent (50%) or more of the combined voting power of all securities of the Company or any successor or surviving corporation of any merger, consolidation or reorganization involving the Company (the "Voting Securities"). The term "Excluded Person" means any one or more of the following:
              (i) the Company or any majority-owned subsidiary of the Company,
              (ii) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any majority-owned subsidiary of the Company, (iii) any Person who as of the initial effective date of this Plan owned or controlled, directly or indirectly, ten percent (10%) or more of the then outstanding Voting Securities, or any individual, entity or group that was part of such a Person;

        (b) A merger, consolidation or reorganization involving the Company as a result of which the holders of Voting Securities immediately before such merger, consolidation or reorganization do not immediately own or control, directly or indirectly, at least fifty percent (50%) of the Voting Securities in substantially the same proportion as their ownership or control of the Voting Securities immediately before such merger, consolidation or reorganization; or

        (c) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a majority-owned subsidiary of the Company).

1.18    "Claimant" shall have the meaning set forth in Section 13.1.

1.19 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.20 "Commission Payouts" shall mean the amounts payable to a Participant by an Employer in cash in respect of services rendered during a Plan Year under any commission scheme or commission draw arrangement, including any Elective Deductions, but excluding Bonus Amounts, stock-related awards and other non-monetary incentives.

1.21    "Committee" shall mean the committee described in Article 11.

1.22 "Company" shall mean First Albany Companies Inc., a New York corporation, and any successor to all or substantially all of its assets or business.

1.23 "Company Stock" shall mean the common stock, par value $.01 per share, of the Company.

1.24 "Covered Termination" shall mean the Participant's Termination of Employment within two (2) years following a Change in Control as a result of the Participant's resignation for good reason or a termination by the Participant's Employer without cause. For these purposes a Participant's resignation for good reason shall mean a Participant's resignation following (i) a diminution in the Participant's status, title, position or responsibilities, or an assignment to the Participant of duties inconsistent with the Participant's status, title or position other than for cause or (ii) a reduction of more than ten percent (10%) in the Participant's aggregate annualized compensation rate solely as a result of a change adopted unilaterally by the Company. A Participant's resignation shall not be treated as a resignation for good reason unless it occurs after one of the foregoing events and the Participant provides the Employer with written notice of the event within six (6) months of the occurrence of the event and within seven (7) days before the effective date of the Participant's resignation and the Employer shall not have cured such event prior to such resignation. A termination by the Participant's Employer without cause shall mean an involuntary termination of the Participant's employment by Participant's Employer other than a termination for cause. For this purpose, a termination for cause includes any termination by reason of the Participant's (i) willful and continued failure to perform the duties of his or her position after receiving notice of such failure and being given reasonable opportunity to cure such failure; (ii) willful misconduct which is demonstrably and materially injurious to the Employer; (iii) conviction of a felony; or (iv) material breach of applicable federal or state securities laws, regulations or licensing requirements or the applicable rules or regulations of any self-regulatory body. No act or failure to act on the part of a Participant shall be considered "willful" unless it is done or omitted to be done in bad faith or without reasonable belief that the action or omission was in the best interest of the Employer. No termination shall be considered a termination for cause unless it is effected by a written notice to the Participant stating in detail the grounds constituting cause.

1.25 "Disability" shall mean a period of disability during which a Participant qualifies for total permanent disability benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for total permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.26    "Disability Benefit" shall mean the benefit set forth in Article 9.

1.27 "Discretionary Bonus Amounts" shall mean such amounts that are determined in the sole discretion of an Employer and are payable in cash to a Participant in respect of services rendered during a Plan Year under any bonus or incentive plan or arrangement of an Employer, including any Elective Deductions, but excluding Commission Payouts, stock-related awards and other non-monetary incentives.

1.28    "Distribution Election" shall mean an election made in accordance with
        Section 5.01.

1.29 "Distribution Election Form" shall mean the Distribution Election Form required by the Committee to be signed and submitted by a Participant with respect to a Distribution Election.

1.30 "Election Form" shall mean, with respect to any Plan Account, the Annual Election Form or the Amended Annual Election Form last signed and submitted by the Participant and accepted by the Committee with respect to that Plan Account.

1.31 "Elective Deductions" shall mean deductions made from a Participant's Base Annual Salary, Bonus Amounts and Commission Payouts for amounts voluntarily deferred or contributed by the Participant pursuant to all qualified and non-qualified compensation deferral plans, including, without limitation, amounts not included in the Participant's gross income under Code Sections 125, 132(f)(4), 402(e)(3) and 402(h), provided, however, that all such amounts would have been payable in cash to the Employee had there been no such plan.

1.32    "Employee" shall mean a person who is an employee of any Employer.

1.33 "Employer" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.34 "Enrollment Forms" shall mean, for any Plan Year, the Annual Deferral Agreement, the Annual Election Form, the Distribution Election Form, the Beneficiary Designation Form, the Subordination Agreement and any other forms or documents which may be required of a Participant by the Committee, in its sole discretion.

1.35 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.36 "Guaranteed Bonus Amounts" shall mean predetermined amounts that are not subject to Employer discretion and are payable in cash to a Participant in respect of services rendered during a Plan Year under any bonus or incentive plan or arrangement of an Employer, including any Elective Deductions, but excluding Commission Payouts, stock-related awards and other non-monetary incentives.

1.37 "Investment Adjustment" shall mean an adjustment made to the balance of any Plan Account in accordance with Section 3.05 to reflect the performance of an Investment Benchmark pursuant to which the value of the Plan Account is measured.

1.38 "Investment Benchmark" shall mean a benchmark made available under the Plan from time to time by the Committee for purposes of valuing Plan Accounts.

1.39 "Key Employee" shall mean, with respect to any Plan Year, an Employee who has been selected to participate in the First Albany Companies, Inc. Deferred Compensation Plan For Key Employees for that Plan Year.

1.40 "Participant" shall mean any eligible Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan,
        (iii) who signs the applicable Enrollment Forms (and other forms required by the Committee), (iv) whose signed Enrollment Forms (and other required forms) are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose participation has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.41 "Plan" shall mean the First Albany Companies Inc. Deferred Compensation Plan (Non-ERISA), which shall be evidenced by this instrument and by each Enrollment Form, as they may be amended from time to time.

1.42 "Plan Accounts" shall mean the Annual Deferral Accounts, Annual Company Match Accounts and Annual Discretionary Allocation Accounts established under the Plan.

1.43 "Plan Year" shall mean the period beginning on January 1 of each year and ending December 31.

1.44 "Restricted Investment Benchmark" means an Investment Benchmark which is designated as a Restricted Investment Benchmark by the Committee at the time such Investment Benchmark is initially made available under the Plan.

1.45 "Subordination Agreement" means the New York Stock Exchange Subordination Agreement required by the Committee to be signed and submitted by a Participant in connection with the Participant's deferral election with respect to a given Plan Year.

1.46 "Subordinated Amount" shall mean, with respect to a Plan Year, that portion of a Participant's Annual Participant Deferral, Annual Discretionary Allocation and Annual Company Match that are subject to the restrictions and limitations set forth in the Subordination Agreement executed by the Participant in respect of such Plan Year. A Participant's Subordinated Amount shall not include (i) any portion of the Participant's Annual Participant Deferral, Annual Discretionary Allocation and Annual Company Match that is allocated to an Investment Benchmark that tracks the performance of First Albany Companies Inc. Common Stock or that is otherwise payable in shares of First Albany Companies Inc. Common Stock or (ii) any earnings credited to a Participant's Annual Participant Deferral Account, Annual Discretionary Allocation Account or Annual Company Match Account. Subordinated Amounts shall be determined based on the Investment Benchmark election made by a Participant at the time of annual enrollment." For each Participant that is a party to a Subordination Agreement for a given Plan Year, the Company shall, as soon as practicable after the end of such Plan Year, notify the New York Stock Exchange of the Subordinated

        Amount that was credited to the Participant's Plan Accounts in respect of such Plan Year.

1.47    "Survivor Benefit" shall mean the benefit set forth in Article 6.

1.48 "Termination of Employment" shall mean the severing of employment with all Employers, voluntarily or involuntarily, for any reason.

1.49    "Trust" shall mean the trust established in accordance with Article 14.

1.50 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee. In making its determination the Committee shall be guided by the prevailing authorities applicable under the Code.

1.51 "Vested Account Balance" shall mean, with respect to any Plan Account as of a given date, the sum of the amounts that have become vested, as adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions, in accordance with Article 3 of the Plan and the provisions of applicable Enrollment Forms.

1.52 "Years of Service" shall mean the total number of full Plan Years during which a Participant has been continuously employed by one or more Employers. Any partial Plan Year during which a Participant has been employed by an Employer shall not be counted.

                                    Article 2

                       Eligibility, Selection, Enrollment

        2.01 Eligibility; Selection by Committee. All Employees, other than Key Employees, are eligible to participate in the Plan in any particular Plan Year. For each Plan Year, the Committee shall select, in its sole discretion, the Employees who shall be given the opportunity to make an Annual Participant Deferral and/or receive an Annual Discretionary Allocation in respect of that Plan Year. The Committee's selection of an Employee to make an Annual Participant Deferral and/or receive an Annual Discretionary Allocation in respect of a particular Plan Year will not entitle that Employee to make an Annual Participant Deferral or receive an Annual Discretionary Allocation for any subsequent Plan Year, unless the Employee is again selected by the Committee to make an Annual Participant Deferral and/or receive an Annual Discretionary Allocation for such subsequent Plan Year.

        2.02 Enrollment Requirements. As a condition to being eligible to make an Annual Participant Deferral for any Plan Year, each selected Employee shall complete, execute and return to the Committee each of the required Enrollment Forms (including without limitation, the Subordination Agreement), and shall have on file with the Committee a completed Beneficiary Designation Form, all prior to the date specified by the Committee. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines necessary, in its sole discretion.

        2.03 Commencement of Participation. Provided an Employee selected to make an Annual Participant Deferral in respect of a particular Plan Year has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, the Employee's designated deferrals shall commence as of the date established by the Committee in its sole discretion. If an Employee fails to meet all such requirements within the specified time period with respect to any Plan Year, the Employee shall not be eligible to make any deferrals for that Plan Year. In addition, an Employee's eligibility to make deferrals for a Plan Year is expressly conditioned on the approval by the New York Stock Exchange of the Subordination Agreement executed by the Employee in respect of such Plan Year.

        2.04 Subsequent Elections. The Enrollment Forms submitted by a Participant in respect of a particular Plan Year will not be effective with respect to any subsequent Plan Year, except that the Beneficiary Designation Form on file with the Committee will remain effective for all subsequent Plan Years unless and until an Amended Beneficiary Designation Form is submitted. If an Employee is selected to participate in the Plan for a subsequent Plan Year and the required Enrollment Forms are not timely delivered for the subsequent Plan Year, the Participant shall not be eligible to make any deferrals with respect to such subsequent Plan Year.

        2.05 Termination of Participation and/or Deferrals. If a Participant's Employer terminates the Participant's employment for cause (as described in Section [1.24]), then, (i) the Participant's participation in the Plan shall automatically terminate, (ii) the Committee shall distribute to the Participant, at the time and in the manner described in Section 5.02, the remainder of the Participant's Annual Participant Deferrals that were credited to the Participant's Plan Accounts prior to the date of termination after adjustment for all prior withdrawals, distributions and investment losses (iii) all other amounts in any of the Participant's Plan Accounts (including without limitation, any investment gains on Annual Participant Deferrals) shall be forfeited by the Participant. In addition, if an Employee's eligibility to make deferrals for a Plan Year is expressly conditioned on the approval by the New York Stock Exchange of a Subordination Agreement executed by the Employee in respect of such Plan Year and the New York Stock Exchange declines to issue such approval, the Committee shall have the right, in its sole discretion, to (i) terminate any Annual Participant Deferral and Annual Company Match in respect of such Plan Year and (ii) immediately distribute to the Participant any Subordinated Amounts that have already been credited to the Participant's Plan Accounts in respect of such Plan Year. Any distribution made pursuant to this Section 2.05 may be subject to deferred distribution pursuant to Section 5.04.

                                    Article 3

          Participant Deferrals, Commitments, Company Match, Investment
                         Adjustments, Taxes and Vesting

3.01 Participant Deferrals.

                  (a) Deferral Election. A Participant may make an election to defer the receipt of amounts payable to the Participant in the form of Base Annual Salary, Bonus Amounts and Commission Payouts for services rendered during a Plan Year. The Participant's election shall be evidenced by an Annual Deferral Agreement and Annual Election Form completed and submitted to the Committee in accordance with such procedures and time frames as may be established by the Committee in its sole discretion. Amounts deferred by a Participant in respect of services rendered during a Plan Year shall be referred to collectively as an Annual Participant Deferral and shall be credited to an Annual Deferral Account established in the name of the Participant. A separate Annual Deferral Account shall be established and maintained for each Annual Participant Deferral. The Committee shall have sole discretion to determine in respect of each Plan Year:
(i) whether an Employee shall be eligible to make an Annual Participant Deferral; (ii) the form(s) of compensation which may be the subject of any Annual Participant Deferral; and (iii) any other terms and conditions applicable to the Annual Participant Deferral.

                  (b) Minimum Deferral.

                           (i) Minimum. For each Plan Year the Committee may permit a Participant to elect to defer, as his or her Annual Participant Deferral, one or more of the following forms of compensation, payable to the Participant but not yet received during the Plan Year, in the following minimum amounts:

                                                        Minimum
                         Deferral                       Amount
                         --------                       ------
                  Base Annual Salary                    $3,000
                  Guaranteed Bonus Amounts              $3,000
                  Discretionary Bonus Amounts           $3,000
                  Commission Payouts                    $3,000

         If an election is made for less than stated minimum amounts, or if no election is made, the amount deferred shall be zero.

                           (ii) Short Plan Year. If a Participant first becomes a Participant after the first day of a Plan Year, the minimum deferral of each of the Participant's Base Annual Salary, Bonus Amounts and Commission Payouts shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

                  (c) Maximum Deferral. For each Plan Year, the Committee may permit a Participant to elect to defer, as his or her Annual Participant Deferral, one or more of the following forms of compensation, payable to the Participant but not yet received during the Plan Year, up to the following maximum percentages:

                                                         Maximum
                  Deferral                              Percentage
                  --------                              ----------
                  Base Annual Salary                       50%
                  Guaranteed Bonus Amounts                 50%
                  Discretionary Bonus Amounts              50%
                  Commission Payouts                       50%


                  (d) Deferral Designations.

                           (i) Base Annual Salary. A Participant may designate the amount of the Annual Participant Deferral to be deducted from his or her Base Annual Salary as either a percentage of his or her Base Annual Salary, a fixed dollar amount or a percentage of Base Annual Salary up to a fixed dollar amount. Such amount shall be withheld from each regularly scheduled Base Annual Salary payment in equal amounts.

                           (ii) Bonus Amounts. A Participant may designate the amount of the Annual Participant Deferral to be deducted from his or her Bonus Amounts as either a percentage or a fixed dollar amount of specified Bonus Amounts expected by the Participant. If a Participant designates the Annual Participant Deferral to be deducted from any Bonus Amount as a fixed dollar amount and such fixed dollar amount exceeds the Bonus Amount actually payable to the Participant, the entire amount of such Bonus Amount shall be withheld.

                           (iii) Commission Payouts. A Participant may designate the amount of the Annual Participant Deferral to be deducted from his or her Commission Payouts as either a percentage of his or her Commission Payouts, a fixed dollar amount or a percentage of his or her Commission Payouts up to a fixed dollar amount. Such amount shall be withheld from the Commission Payout portion of each regularly scheduled Commission Payout payment in equal amounts.

         3.02 Annual Company Match. A Participant may be credited with one or more Company matches in respect of any Plan Year, expressed as a percentage of the amount of Base Annual Salary, Bonus Amounts, Commission Payouts or any combination of the foregoing deferred by the Participant pursuant to the Participant's Annual Participant Deferral for the Plan

Year. Such Company matches credited to a Participant in respect of a Plan Year shall be referred to collectively as the Annual Company Match for that Plan Year and shall be credited to an Annual Company Match Account in the name of the Participant. A separate Annual Company Match Account shall be established and maintained for each Annual Company Match. The Board shall have sole discretion to determine in respect of each Plan Year and each Participant: (i) whether any Annual Company Match shall be made; (ii) the Participant(s) who shall be entitled to such Annual Company Match; (iii) the amount of such Annual Company Match; (iv) the date(s) on which any portion of such Annual Company Match shall be credited to each Participant's Annual Company Match Account; (v) the Investment Benchmark(s) that shall apply to such Annual Company Match; and (v) any other terms and conditions applicable to such Annual Company Match.

         3.03 Annual Discretionary Allocation. A Participant may be credited with one or more discretionary allocations in respect of any Plan Year, expressed as either a flat dollar amount or as a percentage of the Participant's Base Annual Salary, Bonus Amounts, Commission Payouts or any combination of the foregoing. Such discretionary allocations credited to a Participant in respect of a Plan Year shall be referred to collectively as the Annual Discretionary Allocation for that Plan Year and shall be credited to an Annual Discretionary Allocation Account in the name of the Participant. A separate Annual Discretionary Allocation Account shall be established and maintained for each Annual Discretionary Allocation. The Board shall have sole discretion to determine in respect of each Plan Year and each Participant: (i) whether any Annual Discretionary Allocation shall be made; (ii) the Participant(s) who shall be entitled to such Annual Discretionary Allocation; (iii) the amount of such Annual Discretionary Allocation; (iv) the date(s) on which any portion of such Annual Discretionary Allocation shall be credited to each Participant's Annual Discretionary Allocation Account; (v) the Investment Benchmark(s) that shall apply to such Annual Discretionary Allocation; and (v) any other terms and conditions applicable to such Annual Discretionary Allocation.

         3.04 Selection of Investment Benchmarks. In connection with a Participant's election to make an Annual Participant Deferral in respect of a Plan Year, the Participant shall select one or more Investment Benchmarks and the percentage of the Participant's Annual Deferral Account, Annual Company Match Account (if any) and Annual Discretionary Allocation Account (if any) for such Plan Year to be adjusted to reflect the performance of each selected Investment Benchmark; provided, however, that a Participant's ability to select Investment Benchmarks with respect to his or her Annual Company Match Account and/or Annual Discretionary Allocation Account is subject to, and may be limited by, the Board's discretion under Sections 3.02 and 3.03 to designate the Investment Benchmarks that shall apply to all or a portion of such Annual Company Match Account and/or Annual Discretionary Allocation Account. All selections of Investment Benchmarks shall be in multiples of 10% unless the Committee determines that lower increments are acceptable. A Participant may make changes in his or her selected Investment Benchmarks with respect to any Plan Account at such times as the Committee may designate by completing and submitting to the Committee an Amended Election Form in accordance with such procedures and time frames as may be established from time to time at the sole discretion of the Committee; provided, however, that in no event shall the Committee permit a Participant to reallocate any Subordinated Amounts to an Investment Benchmark that tracks the performance of First Albany Companies Inc. Common Stock nor shall the Committee permit a Participant to reallocate any portion of his Plan Account from an Investment Benchmark that tracks the performance of First Albany Companies Inc. Common Stock to another Investment Benchmark offered under the Plan. The Committee, in its sole discretion, may place additional limits on a Participant's ability to make changes with respect to certain Investment Benchmarks.

         3.05 Adjustment of Plan Accounts. While a Participant's Plan Accounts do not represent the Participant's ownership of, or any ownership interest in, any particular assets, the Participant's Plan Accounts shall be adjusted in accordance with the Investment Benchmark(s), subject to the conditions and procedures set forth herein or established by the Committee from time to time. Any cash earnings generated under an Investment Benchmark (such as interest and cash dividends and distributions) shall, at the Committee's sole discretion, either be deemed to be reinvested in that Investment Benchmark or reinvested in one or more other Investment Benchmark(s) designated by the Committee. All notional acquisitions and dispositions of Investment Benchmarks under a Participant's Plan Accounts shall be deemed to occur at such times as the Committee shall determine to be administratively feasible in its sole discretion and the Participant's Plan Accounts shall be adjusted accordingly. In addition, a Participant's Plan Accounts may be adjusted from time to time, in accordance with procedures and practices established by the Committee, in its sole discretion, to reflect any notional transactional costs and other fees and expenses relating to the deemed investment, disposition or carrying of any Investment Benchmark for the Participant's Plan Accounts. Adjustments made in accordance herewith shall be referred to as Investment Adjustments. Notwithstanding anything to the contrary, any Investment Adjustments made to any Plan Account following a Change in Control shall be made in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Change in Control.

         3.06 FICA and Other Taxes.

                           (a) Annual Deferral Amounts. For each Plan Year in which an Annual Participant Deferral is being withheld from a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary, Bonus Amounts, and/or Commission Payouts that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes; provided, however, that the Committee may reduce the Annual Participant Deferral if necessary to comply with applicable withholding requirements.

                           (b) Distributions. The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

         3.07 Vesting; Forfeitures.

                           (a) Forfeiture of Matching Contributions Upon Termination. In the event a Participant incurs a Termination of Employment, Disability or death prior to receiving a complete distribution of amounts credited to his or her Annual Company Match Account, all amounts remaining in such Annual Company Match Account as of the date of such Termination of Employment, Disability or death shall be forfeited by the Participant.

                           (b) Forfeiture of Unvested Participant Deferrals and Discretionary Allocations . As of the date of a Participant's Termination of Employment, Disability or death, the amounts credited to the Participant's Annual Deferral Account and Annual Discretionary Allocation Account shall be reduced by the amount that has not become vested in accordance with the vesting provisions set forth below and in the Annual Deferral Agreement and/or the document announcing an Annual Discretionary Allocation (if any) applicable to such Account, and such unvested amounts shall be forfeited by the Participant.

                           (c) Vesting of Amounts in Annual Deferral Account and Annual Discretionary Allocation Account. The Participant shall be vested in the amounts credited to his or her Annual Deferral Account in respect of each given Plan Year as set forth in the Annual Deferral Agreement pertaining to such Plan Year. The Participant shall be vested in the amounts credited to his or her Annual Discretionary Allocation Account in respect of each given Plan Year as set forth in the document announcing the Annual Discretionary Allocation for such Plan Year. The vesting terms set forth in each Annual Deferral Agreement and Annual Discretionary Allocation announcement shall be established by the Committee in its sole discretion and may vary for each Participant and each Plan Year. Such vesting terms may, in the Committee's discretion, provide for acceleration of vesting upon a Change in Control.

                           (d) Vesting After Covered Termination.
         Notwithstanding any of the foregoing, unless otherwise specifically provided under the terms of a particular Annual Deferral Agreement and/or the document announcing an Annual Discretionary Allocation (if any), in the event of a Participant's Covered Termination, as of the effective date of such Covered Termination, all amounts credited to each of the Participant's Plan Accounts, as adjusted for the applicable Investment Adjustments and all prior withdrawals and distributions, shall be 100% vested and non-forfeitable.

                           (e) Vesting Upon Plan Termination. In the event of a termination of the Plan as it relates to any Participant, all amounts credited to any and all Plan Accounts of such Participant as of the effective date of such termination shall be 100% vested and non-forfeitable.

                           (f) Acceleration of Vesting by Committee.
         Notwithstanding anything to the contrary contained in the Plan, any Annual Deferral Agreement and/or any document announcing an Annual Discretionary Allocation, the Committee shall have the authority, exercisable in its sole discretion, to accelerate the vesting of any amounts credited to the Annual Deferral Account or Annual Discretionary Allocation Account of any Participant and any such acceleration shall be evidenced by a written notice to the Participant setting forth in detail the Plan Account(s) and the amounts affected by the Committee's decision to accelerate vesting and the terms of the new vesting schedule applicable to such amounts.

                                    Article 4

                             Suspension of Deferrals

         4.01 Unforeseeable Financial Emergencies. If a Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to suspend any deferrals required to be made by the Participant. The Committee shall determine, in its sole discretion, whether to approve the Participant's petition. If the petition for a suspension is approved, suspension shall take effect upon the date of approval.

         4.02 Disability. From and after the date that a Participant is deemed have suffered a Disability, any standing deferral election of the Participant shall automatically be suspended and no further deferrals shall be made with respect to the Participant.

         4.03 Resumption of Deferrals. If deferrals by a Participant have been suspended during a Plan Year due to an Unforeseeable Financial Emergency or a Disability, the Participant will not be eligible to make any further deferrals in respect of that Plan Year. The Participant may be eligible to make deferrals for subsequent Plan Years provided the Participant is selected to make deferrals for such subsequent Plan Years and the Participant complies with the election requirements under the Plan.

                                    Article 5

                          Distribution of Plan Accounts

         5.01 Distribution Elections.

                           (a) Initial Elections. The Participant shall make a Distribution Election at the time he or she makes an Annual Deferral Election with respect to a given Plan Year and/or at the time an Annual Discretionary Allocation (if any) is credited to the Participant's Annual Discretionary Allocation Account for a given Plan Year, to have the Vested Account Balance of the Participant's respective Plan Accounts for that Plan Year distributed in either

                  (i) A single lump sum on or about April 15 of either the third (3rd), fourth (4th), or fifth (5th) Plan Year following the Plan Year in respect of which the Annual Deferral Election was made and/or the Annual Discretionary Allocation (if any) was credited; or

                  (ii) Substantially equal annual installments commencing no earlier than April 15 of the third (3rd) Plan Year following the Plan Year in respect of which the Annual Deferral Election was made and ending no later than April 15 of the fifth (5th) Plan Year following the Plan Year in respect of which the Annual Deferral Election was made and/or the Annual Discretionary Allocation (if any) was credited.

                           (b) Subsequent Elections. Subject to any restrictions that may be imposed by the Committee, a Participant may amend his or her Distribution Election with respect to any Plan Account by completing and submitting to the Committee within such time frame as the Committee may designate, an Amended Distribution Election Form; provided, however, that such Amended Election Form is submitted no later than April 15 of the Plan Year prior to the Plan Year in which distribution of the Vested Account Balance of such Plan Account was scheduled to be made in accordance with the Participant's original Distribution Election, and such Amended Election Form is approved and accepted by the Committee in its sole discretion. A Participant may amend his or her Distribution Election to change the distribution method from a lump sum to installments, or from installments to a lump sum, and/or choose a later distribution date (but in no event later than April 15 of the fifth (5th) Plan Year following the end of the Plan Year in respect of which the Annual Deferral Election was made). Notwithstanding a Participant's Distribution Election with respect to the Vested Account Balance of any Plan Account, some or all of such Vested Account Balance may be subject to deferred distribution pursuant to Section 5.03.

         5.02 Withdrawal in the Event of an Unforeseeable Financial Emergency. Subject to Section 5.03, in the event that a Participant or (after a Participant's death) a Participant's Beneficiary experiences an Unforeseeable Financial Emergency, the Participant or Beneficiary may petition the Committee to receive a partial or full payout of amounts credited to the Participant's Plan Accounts. The Committee shall determine, in its sole discretion, whether the requested payout shall be made, the amount of the payout and the Plan Accounts from which the payout will be made; provided, however, that the payout shall not exceed the lesser of the Participant's Aggregate Vested Benefit or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. In making any determinations under this Section 5.02, the Committee shall be guided by the prevailing authorities under the Code. If, subject to the sole discretion of the Committee, the petition for a payout is approved, the payout shall be made within ninety (90) days of the date of approval.

         5.03 Distribution Restrictions.

                           (a) Restricted Investment Benchmarks. Notwithstanding anything to the contrary contained in this Plan or in any Enrollment Form, Amended Distribution Election Form or any other document, the Committee may impose limitations and restrictions on the payment of amounts allocated by a Participant to any Restricted Investment Benchmark(s) and may defer payment of those amounts for such time periods as the Committee determines, in its good faith judgment, to be consistent with the nature of the investment on which such Restricted Investment Benchmark is based. The

         Committee shall determine the amounts affected, the nature of the limitations and restrictions on benefit payments, and the length of deferral and time of payment of such amounts.

                           (b) Subordinated Amounts. Notwithstanding anything to the contrary contained in this Plan or in any Enrollment Form, Amended Distribution Election Form or any other document, distributions of Subordinated Amounts under the Plan shall be subject to any constraints, restrictions and limitations imposed under the applicable Subordination Agreement(s) executed by the Participant in accordance with Section 2.02, including without limitation, the restriction on distribution of such Subordinated Amounts prior to the twelve
         (12)-month anniversary of the date of allocation. For this purpose, the date of allocation shall be deemed to be the last day of the Plan Year in which a Subordinated Amount is credited to a Participant's Plan Accounts. Such Subordination Agreement(s) shall be incorporated into and become a part of the Plan.

         5.04 Valuation of Plan Accounts Pending Distribution. To the extent that the distribution of any portion of any Plan Account is deferred, whether pursuant to the limitations imposed under this Article 5 or for any other reason, any amounts remaining to the credit of the Plan Account shall continue to be adjusted by the applicable Investment Adjustments in accordance with
Article 3.

         5.05 Form of Payment. Distributions under the Plan shall be paid in cash in a single lump sum; except, however, that the Committee may provide, in its discretion, that any distribution attributable to the portion of a Plan Account that is deemed invested in an Investment Benchmark that tracks that value of Company Stock shall be paid in shares of Company Stock.

                                    Article 6

                                Survivor Benefit

         6.01 Survivor Benefit. Subject to Article 5, a Participant's Beneficiary shall receive a Survivor Benefit equal to the Participant's Aggregate Vested Balance, if the Participant dies before he or she has received a complete distribution of his or her Aggregate Vested Benefit.

         6.02 Payment of Survivor Benefit. The Survivor Benefit shall be payable to the Beneficiary indicated on the Participant's Beneficiary Designation Form in a lump sum payment, provided, however that if the Participant's Aggregate Vested Balance at the time of his or her death is greater than $25,000, payment may be made, in the sole discretion of the Committee, in a lump sum or in annual installment payments that do not exceed five (5) years in duration. Subject to
Article 5, the lump sum payment shall be made, or installment payments shall commence, no later than ninety (90) days after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant's death.

                                    Article 7

                               Disability Benefit

         7.01 Disability Benefit. Notwithstanding any Distribution Election under Article 5, a Participant suffering a Disability shall receive a Disability Benefit equal to his or her Aggregate Vested Balance. Subject to Article 5, the Disability Benefit shall be paid in a lump sum within ninety (90) days of the Committee's determination of Disability.

                                    Article 8

                             Beneficiary Designation

         8.01 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

         8.02 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing a Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and submitting to the Committee an Amended Beneficiary Designation Form in accordance with the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of an Amended Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

         8.03 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

         8.04 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's Aggregate Vested Benefit, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

         8.05 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

         8.06 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and each of the Participant's Annual Deferral Agreements shall terminate upon such full payment of benefits.

                                    Article 9

                                Leave of Absence

         9.01 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the appropriate amounts shall continue to be withheld from the Participant's compensation pursuant to the Participant's then current Annual Election Form.

         9.02 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                   Article 10

                     Termination, Amendment or Modification

         10.01 Termination. Although the Employers anticipate that they will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and to terminate the Plan, at any time, with respect to its participating Employees by action of its board of directors. Upon the termination of the Plan with respect to any Employer, subject to Section 5.03, all amounts credited to each of the Plan Accounts of each affected Participant shall be 100% vested and shall be paid to the Participant or, in the case of the Participant's death, to the Participant's Beneficiary, in a lump sum notwithstanding any elections made by the Participant, and the Annual Deferral Agreements relating to each of the Participant's Plan Accounts shall terminate upon full payment of such Aggregate Vested Balance.

         10.02 Amendment. The Company may, at any time, amend or modify the Plan in whole or in part with respect to any or all Employers by the actions of the Committee; provided, however, that (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's Aggregate Vested Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification and (ii) except as specifically provided in Section 10.01, no amendment or modification shall be made after a Change in Control which adversely affects the vesting, calculation or payment of benefits hereunder or diminishes any other rights or protections any Participant or Beneficiary would have had but for such amendment or modification, unless each affected Participant or Beneficiary consents in writing to such amendment.

         10.03 Effect of Payment. The full payment of the applicable benefit under the provisions of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and each of the Participant's Annual Deferral Agreements shall terminate.

                                   Article 11

                                 Administration

         11.01 Committee Duties. This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee who are eligible Employees may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

         11.02 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

         11.03 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

         11.04 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.

         11.05 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                                   Article 12

                          Other Benefits and Agreements

                  The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   Article 13

                                Claims Procedures

         13.01 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

         13.02 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

         (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                  (i) the specific reason(s) for the denial of the claim, or any part of it;

                  (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                  (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                  (iv) an explanation of the claim review procedure set forth in Section 13.03 below.

         13.03 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

         (a)      may review pertinent documents;

         (b)      may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

         13.04 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

         (a)      specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

         (c)      such other matters as the Committee deems relevant.

         13.05 Arbitration. A Claimant's compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Claimant's right to commence any arbitration with respect to any claim for benefits under this Plan. Any and all claims that are not resolved to the satisfaction of a Claimant under the above provisions of this Article 13 shall be subject to arbitration conducted in Albany, New York before a panel of three (3) arbitrators pursuant to rules of the National Association of Securities Dealers. Unless otherwise provided herein each party shall bear its own costs and expenses in connection with such arbitration and the parties shall contribute equally the arbitrator's fees. The arbitrator's decision in any dispute shall be final and binding and shall not be subject to appeal or judicial review.




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
                                   Article 14

                                      Trust

         14.01 Establishment of the Trust. The Company may establish one or more Trusts to which the Employers may transfer such assets as the Employers determine in their sole discretion to assist in meeting their obligations under the Plan; provided, however, that in no event may Trust assets be used to satisfy any obligations arising in connection with Subordinated Amounts.

         14.02 Interrelationship of the Plan and the Trust. The provisions of the Plan and the relevant Annual Deferral Agreements shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.

         14.03 Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.

                                   Article 15

                                  Miscellaneous

         15.01 Status of Plan. The Plan is intended to be an unfunded plan that is not qualified within the meaning of Code Section 401(a) and is not intended to be a "pension plan" or an "employee benefit plan," as defined in Sections 3(2) and 3(3) of ERISA, but is instead intended to be exempt from the coverage of ERISA. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent. All Plan Accounts and all credits and other adjustments to such Plan Accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of amounts to be paid under the Plan. No Plan Accounts, credits or other adjustments under the Plan shall be interpreted as an indication that any benefits under the Plan are in any way funded.

         15.02 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's, assets, shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.


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
         15.03 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Annual Deferral Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Annual Deferral Agreement.

         15.04 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

         15.05 Not a Contract of Employment. The terms and conditions of this Plan and the Annual Deferral Agreements under this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise provided in a written employment agreement. Nothing in this Plan or any Annual Deferral Agreement shall be deemed to give a Participant the right to be retained in the service of any Employer as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

         15.06 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

         15.07 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

         15.08 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         15.09 Governing Law. The provisions of this Plan shall be construed and interpreted according to the internal laws of the State of New York without regard to its conflicts of laws principles.

         15.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                                    First Albany Companies Inc.
                                    30 South Pearl Street
                                    Albany, New York  12207
                                    Attn:  General Counsel

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

         15.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

         15.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

         15.13 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

         15.14 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

         15.15 Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall, subject to Section 5.3, distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Aggregate Vested Balance under the
Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

         15.16 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

         15.17 Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of the Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company or the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, arbitration or litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any arbitration, litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any arbitration, litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction.




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